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                        Certificate of Incorporation of

                            ARDEE PRODUCTIONS, LTD.

               under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)      The name of the proposed corporation is        ARDEE PRODUCTIONS, LTD.

(2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

                  To purchase, own, lease, produce, exhibit, present, represent, license, sell, and otherwise deal in and with masques, pageants, community dramas, theatrical plans, dramatic compositions, operas, sketches, scenarios, books, scores, moving pictures, etc., to represent, as agents and otherwise, owners, managers, other agents, lessees and proprietors of masques, pageants, community dramas, theatrical plays, dramatic compositions, operas, musical compositions, sketches, scenarios, books, scores, moving pictures, etc., and to license others to produce, lease, exhibit, present, represent, license, sell and otherwise deal in masques, pageants, community dramas, theatrical plays, dramatic compositions, operas, musical compositions, sketches, scenarios, books, scores, moving pictures, etc., and to acquire, hold, sell, assign, convey, set over and transfer, and otherwise deal in copyrighted and uncopyrighted dramatic compositions, sketches, scenarios, books, scores, etc., and more particularly for the purpose of dealing with plays, dramatic compositions, etc., for stock, road and repertoire companies as those terms are commonly and generally understood in the theatrical profession and community representations.

                  To carry on the business of proprietors of masques, pageants, community dramas, theatrical proprietors, music hall proprietors, caterers for public entertainments, concert and public exhibitions, ballets, conjuring, juggling, and other variety entertainment, and to provide, engage and employ actors, dancers, singers, variety performers, athletes, and theatrical and musical artists, and to produce and present to the public all sorts of shows, exhibitions, and amusements which are or may be produced at a theatre or music hall or in the open air. To acquire copyrights, rights of representation, licenses and privileges of any sort likely to be conducive to the objects of the corporation, and to employ persons to write, compose or invent masques, pageants, community dramas, plays, songs, interludes, prologues, epilogues, poetry, music and dances and to remunerate such persons, and to print or publish or cause to be printed or published any masque, pageant, community drama, play, poem, song or words of which the corporations may have a copyright or the rights to publish, and to sell, distribute and deal with any material so printed as the corporation may see fit and to grant licenses or rights in respect to any property of the corporation, to any other person, firm or corporation.

(3)      The office of the corporation is to be located in the City (city)
         (town) (incorporated village) of New York         County of
         New York     State of     New York.

(4) The aggregate number of shares of which the corporation shall have the authority to issue is 200 shares with no par value.

(5) The Secretary of State is designated as agent of the corporation upon whom process against it

         The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

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         may be served. The post office address to which the Secretary of
         State shall mail a copy of any process against the corporation served upon him is c/o Jerrold H. Kushnick, Esq., 720 Fifth Avenue, New York, New York 10019.

         The undersigned incorporator, or each of them if there are more than one, is of the age of twenty-one years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 11th day of July 1967 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.



           JERROLD H. KUSHNICK                       /s/ Jerrold H. Kushnick
        ------------------------------            -----------------------------
         Type name of incorporator                       Jerrold H. Kushnick
                                                            Signature

    720 Fifth Avenue, New York, N.Y. 10019
   ----------------------------------------
                  Address

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         Type name of incorporator                          Signature

   ----------------------------------------
                  Address

   ----------------------------------------       -----------------------------
         Type name of incorporator                          Signature

   ----------------------------------------
                  Address















         The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

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STATE OF NEW YORK                   )
COUNTY OF NEW YORK                  )       SS


                  On the 11th day of July 1967, before me personally came JERROLD H. KUSHNICK, to me known to be the person described in and who executed the foregoing certificate of incorporation, and he thereupon duly acknowledged to me that he executed the same.








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                         Certificate of Incorporation

                                      of

                            ARDEE PRODUCTIONS, LTD.

               under Section 402 of the Business Corporation Law

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                                   Filed By:


                                                 JERROLD H. KUSHNICK, ESQ.
                                                 Office and Post Office Address
                                                 720 Fifth Avenue
                                                 New York, New York 10019